Exhibit 3.5

Registre de Commerce et des Sociétés

Numéro RCS : B202366

Référence de dépôt : L240018873

Déposé et enregistré le 31/01/2024

JBS LUXEMBOURG COMPANY S.A.R.L..

R.C.S. Luxembourg B 202.366

Société à responsabilité limitée

Siège social : 21, Avenue de la Gare, L-1611 Luxembourg

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STATUTS COORDONNES à la date du 31 décembre 2023

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I. Name - Registered office - Object - Duration Art. 1. Name

The name of the private limited liability company is “JBS LUXEMBOURG COMPANY S.A.R.L.” (the “Company”). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and a corporation governed by the laws of the State of Delaware, United States of America (“U.S.A.”), and, in particular, the Luxembourg amended and consolidated law of August 10, 1915 on commercial companies (the “Luxembourg Law”), the General Corporation Law of the State of Delaware, U.S.A. (the “DGCL”), and these articles of association (the “Articles”).

Art. 2. Registered office

2.1. The registered office of the Company in Luxembourg is established in the municipality of Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the board of managers (the “Board”). The Board is authorized to amend the Articles in order to reflect and record any change of a registered office of the Company in accordance with this article 2.1.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art. 3. Corporate object

3.1. The object of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase, and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of intellectual property rights of any nature or origin whatsoever. It may open branches in Luxembourg and abroad.

3.2. The Company may borrow in any form. It may issue notes, bonds and debentures and any kind of debt. The Company may issue by way of private placement only, corporate units and profit units (parts bénéficiaires). The Company may acquire participations in loans and/or lend funds including the proceeds of any borrowings and/or issues of debt securities to its subsidiaries, affiliated companies or to any other company which form part of the group of companies to which the Company belongs. It may also give guarantees and grant securities interest in favor of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company which form part of the group of companies to which the Company belongs. The Company may further pledge, transfer, encumber or otherwise create security over all or over some of its assets.

3.3. The Company may employ any techniques and instruments relating to its investments for the purpose of their efficient management, including techniques and instruments designed to protect the Company against credit, currency exchange, interest rate risks and other risks.

3.4. The Company may generally carry out any commercial, industrial or financial operation, which it may deem useful in the accomplishment and development of its purposes.

Art. 4. Duration

4.1. The Company is formed for an unlimited duration.

4.2. The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one (1) or several stockholders of the Company (each, a “member,” and collectively, “members”).

II. Capital - Shares Art. 5. Capital

5.1. The corporate capital is set at twenty thousand and eighteen (20,018) shares of common stock in registered form, having a par value of one United States Dollar (USD 1.-) or twenty thousand and eighteen United States Dollar (USD 20,018) in the aggregate each, all subscribed and fully paid-up (collectively, the “Shares”).

5.2. The corporate capital (for purposes of the DGCL, the number of authorized Shares) may be increased or decreased in one (1) or several times in accordance with the conditions prescribed for the amendment of the Articles.

Art. 6. Shares

6.1 Where the Company has a sole member, Shares are freely transferable to third parties.

6.2 Where the Company has more than one (1) member, the transfer of Shares (inter vivos) to third parties is subject to the prior approval of members representing at least seventy-five percent (75%) of the issued and outstanding Shares.

III. Management - Representation

Art. 7. Appointment and Removal of managers

7.1. The Company is managed by one (1) or more managers appointed by a resolution of the members which sets the term of their office. The managers need not be members.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the members.

Art. 8. Board of managers

If several managers have been appointed, they will constitute a board of managers (the “Board” as defined here above).

8.1. Powers of the Board of managers

(i) All powers not expressly reserved to the member(s) by the Luxembourg Law, the DGCL, or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one

(1) or more agents by the Board.

(iii) The Board may from time-to-time sub-delegate its powers for specific tasks to one (1) or several ad hoc agent(s) who need(s) not be member(s) or manager(s) of the Company. The Board will determine the powers, duties and remuneration (if any) of its agent(s), the duration of the period of representation and any other relevant conditions of his/their agency.

(iv) The Board is authorized to delegate the day-to-day management and the powers to represent the Company in this respect, to one (1) or more officers or other agents, whether member, manager, or not, acting either individually or jointly. The term of the delegation and the powers of such officer(s) and/or agent(s) shall be determined by the Board. Officer(s) and agent(s) may be removed by the Board at any time.

(v) In the case of any delegation to officers, the officers shall have such titles and responsibilities as the Board may determine. All agents and officers shall serve at the pleasure of the Board.

8.2. Procedure

(i) The Board meets upon the request of any manager, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii) Written notice of any meeting of the Board is given to all managers at least twenty- four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) The Board can deliberate or act validly only if a majority of the managers are present at a meeting of the Board. Decisions of the Board shall be taken by a majority vote of the managers present or represented at such meeting.

(v) The minutes of any meeting of the Board shall be signed by all the managers present or by the chairman and a secretary in case the Board elected a chairman and appointed a secretary. Copies or excerpts of such minutes, which may be produced in judicial proceedings or otherwise, shall be signed either by the chairman and the secretary or by two managers or by the sole manager as the case may be.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to be identified. Such means shall satisfy technical characteristics which allow an effective participation at such meeting and all persons participating to hear one another on a continuous basis. The Board meeting held by these means is deemed to be held at the registered office of the Company. The meeting will be dated as at the date of the holding. The decision will also be valid as the date of the holding.

(vii) Circular resolutions signed by all the managers (the “Managers Circular Resolutions”), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature. Resolutions adopted in such manner shall be deemed to be taken at the registered office of the Company.

(viii) A manager having directly or indirectly an interest conflicting a resolution or a transaction falling within the competence of the Board, otherwise than under normal conditions in the ordinary course of business, must advise the Board thereof and cause a record of his/her statement to be mentioned in the minutes of the meeting. The manager concerned may not take part in these deliberations. A special report on the relevant transaction(s) is submitted to the members before any vote, at the next general meeting of members.

8.3. Where, by a reason of a conflict of interest, the number of managers required in order to validly deliberate is not met, the board of managers may decide to submit the decision on this specific item to the general meeting of members.

8.4. The Company shall be bound towards third parties by the joint signature of the managers or the signature of any persons to whom special powers have been delegated by the Board in accordance with these special powers.

Art. 9. Sole manager

9.1 If the Board consists of a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2 If the Board consists of a sole manager, the Company is bound towards third parties by the signature of the sole manager.

9.3 The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

9.4 In accordance with article 441-7 of the Luxembourg Law, where the sole manager has an interest conflicting with that of the Company, it must be mentioned in the minutes of the transactions made between the Company and the sole manager having an interest conflicting with that of the Company, apart from decisions related to ordinary business entered into normal conditions.

Art. 10. Liability of managers and officers

10.1 The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles, Luxembourg Law, and the DGCL.

10.2 No manager or officer of the Company shall be liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager or officer, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable laws as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any manager or officer of the Company for or with respect to any acts or omissions of such manager or officer occurring prior to such amendment or repeal.

IV. Member(s)

Art. 11. General Meetings of members and Unanimous Member Consents

11.1. Powers and voting rights

(i) Unless managers are elected by unanimous written consent (“Unanimous Member Consent”) in lieu of an annual meeting of the members, an annual meeting of the members (“General Meeting”) shall be held for the election of managers. Any other proper business of the Company may be transacted at the General Meeting. Special meetings of the members (“Special Meeting”) may be called by the Board.

(ii) Where resolutions are to be adopted by way of Unanimous Member Consent, the text of the resolutions is sent to all the members, in accordance with the Articles. If passed, Unanimous Member Consents are valid and binding as if passed at a General or Special Meeting duly convened and held and bear the date of the last signature.

(iii) Each Share is entitled to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The members are convened to a Special Meeting at the initiative of the Board pursuant to article 8.

(ii) Written notice of any Special Meeting is given to all members at least ten (10) and no more than sixty (60) calendar days in advance of the date of the meeting.

(iii) Special Meetings are held at such place and time specified in the notices.

(iv) If all the members are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the Special Meeting may be held without prior notice.

(v) A member may grant a written power of attorney to another person, whether or not a member, in order to be represented at any General Meeting.

(vi) Provided at least one (1) member or its proxyholder is physically present at the registered office of the Company, any member may participate in any General or Special Meeting by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to be identified. Such means of communication shall satisfy technical characteristics, which allow an effective participation at such General or Special Meeting and all persons participating to hear one another on a continuous basis. Any person taking part to the meeting by using such means of communication is deemed to be present for the computation of the quorums and vote. For the purpose of this article 11.2 (vi), the General and Special Meetings shall be deemed held at the registered office of the Company.

(vii) At each General and Special Meeting, an attendance list must be established with indication of the first name, last name and address of the members who were present or represented at the General or Special Meeting. This list of presence is kept together with the minutes of the meeting.

(viii) Resolutions to be adopted at a General or Special Meeting by way of written consent (“Member Consent in Lieu of Special Meeting”) must be signed by all of the members and shall be delivered to an officer or agent of the Company having custody of the book in which proceedings of meetings of members are recorded, by hand or by certified or registered mail, return receipt requested. Any provisions of the Articles may be amended as permitted by applicable law.

(ix) Any increase of a member’s investment in the Company requires a Unanimous Member Consent.

Art. 12. Sole member

12.1. Where the number of members is reduced to one (1), the sole member exercises all powers conferred by law to the members.

12.2. Any reference in the Articles to the members and General Meetings, Special Meetings, Unanimous Members Consents, and Member Consents in Lieu of Special Meetings is to be read as a reference to such sole member or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole member are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits - Supervision

Art. 13. Financial year and Approval of annual accounts

13.1. The financial year begins on the Monday following the last Sunday of December each year and ends on the last Sunday of the month of December the year after.

13.2. Each year, the Board shall cause to be prepared the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarizing the Company’s commitments and the debts of the manager(s) and members towards the Company.

13.3. Each member may inspect the inventory and the balance sheet at the registered office.

13.4. The annual accounts are approved at the annual General Meeting or by way of Unanimous Member Consent within six (6) months from the closing of the financial year.

13.5. In case the number of members of the Company exceeds sixty (60), the annual General Meeting shall be held each year on the third Tuesday of June each year at 3:00 pm at a registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg or in the State of Delaware, U.S.A. (i.e. a “Business Day”), on the next following Business Day at the same time and place.

Art. 14. [Intentionally omitted.]

Art. 15. Allocation of profits

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Luxembourg Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the corporate capital.

15.2. The Board determines how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3. The Board is authorized to distribute interim dividends, at any time, as permitted by applicable law.

15.4. Dividends and interim dividends shall be split between the members in proportion to the Shares of the Company held by each member.

VI. Dissolution – Liquidation

Art. 16.

16.1. The Company may be dissolved in accordance with applicable laws.

VII. General provisions

Art. 17.

17.1. Notices and communications are made or waived and the Managers Circular Resolutions and the Unanimous Member Consents are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above.

17.3. Signatures may be in handwritten or electronic form, provided they fulfill all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions and the Unanimous Member Consents, as the case may be, are affixed on one (1) original or on several counterparts of the same document, all of which taken together constitute one (1) and the same document.

All matters not expressly governed by the Articles are determined in accordance with the applicable laws and, subject to any non-waiver provisions of the DGCL, any agreement entered into by the members from time to time.

Suit la traduction en français du texte qui précède

I. Dénomination - Siège social - Objet- Durée

Art. 1. DénominationLe nom de la société à responsabilité limitée est « JBS LUXEMBOURG COMPANY S.A.R.L. » (la « Société »). La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg et par les lois de l’État du Delaware, États-Unis d’Amérique (« U.S.A. ») et, en particulier, la loi luxembourgeoise modifiée et consolidée du 10 août 1915 sur les sociétés commerciales (la « Loi Luxembourgeoise »), de la loi générale sur les sociétés du Delaware, U.S.A. (Delaware General Corporation Law) (la « DGCL »), ainsi que par les présents statuts (les « Statuts »).

Art. 2. Siège social

2.1 Le siège social de la Société à Luxembourg est établi dans la commune de Luxembourg, Grand- Duché de Luxembourg. Le siège social peut être transféré en tout autre endroit au sein du Grand-Duché de Luxembourg par une décision du conseil de gérance (le « Conseil »). Le Conseil est autorisé à modifier les Statuts afin de refléter et d’enregistrer tout changement d’un siège social de la Société conformément à cet article 2.1.

2.2 Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social

3.1. La Société a pour objet la prise de participations, tant au Luxembourg qu’à l’étranger, dans d’autres sociétés ou entreprises sous quelque forme que ce soit et la gestion de ces participations. La Société pourra en particulier acquérir par souscription, achat, et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et en général toutes valeurs ou instruments financiers émis par toute entité publique ou privée. Elle pourra participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle pourra en outre investir dans l’acquisition et la gestion d’un portefeuille de droits de propriété intellectuelle de quelque nature ou origine que ce soit. Elle pourra créer des succursales à Luxembourg et à l’étranger.

3.2. La Société pourra emprunter sous quelque forme que ce soit. Elle pourra procéder à l’émission de parts sociales et obligations et d’autres titres représentatifs d’emprunts et/ou de créances. Elle pourra procéder, uniquement par voie de placement privé, à l’émission de parts sociales et de parts bénéficiaires. La Société pourra acquérir des participations dans des prêts et/ou prêter des fonds, y compris ceux résultant des emprunts et/ou des émissions d’obligations, à ses filiales, sociétés affiliées et à toute autre société qui fait partie du groupe de sociétés auquel appartient la Société. Elle pourra également consentir des garanties et des sûretés au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, sociétés affiliées ou de toute autre société qui fait partie du groupe de sociétés auquel appartient la Société. La Société pourra en outre nantir, céder, grever de charges toute ou partie de ses avoirs ou créer, de toute autre manière, des sûretés portant sur toute ou partie de ses avoirs.

3.3. La Société pourra employer toutes techniques et instruments liés à ses investissements en vue d’une gestion efficace, y compris des techniques et instruments destinés à protéger la Société contre le risque crédit, le risque de change, de fluctuations de taux d’intérêt et autres risques.

3.4. La Société pourra, d’une manière générale, réaliser toutes opérations commerciales, techniques et financières, qui lui sembleront nécessaires à l’accomplissement et au développement de son objet.

Art. 4. Durée

4.1 La Société est formée pour une durée indéterminée.

4.2 La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre événement similaire affectant un (1) ou plusieurs associés (individuellement, un « associé », et collectivement, les « associés »)..

II. Capital - Parts sociales

Art. 5. Capital

5.1 Le capital social est fixé à vingt mille dix-huit (20.018) parts sociales ordinaires sous forme nominative, ayant une valeur nominale d’un Dollar des Etats- Unis (USD 1,-) chacune, ou vingt mille dix-huit Dollars des Etats-Unis (USD 20.018,- ) ensemble, toutes souscrites et entièrement libérées (ensemble, les « Parts Sociales »).

5.2 Le capital social (aux fins de la DGCL, le nombre de Parts Sociales autorisées) peut être augmenté ou réduit à une (1) ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales

6.1. Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

6.2. Lorsque la Société a plus d’un (1) associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins soixante- quinze pourcents (75%) des parts sociales émises et en circulation.

III. Gestion - Représentation

Art. 7. Nomination et révocation des gérants

7.1 La Société est gérée par un (1) ou plusieurs gérants nommés par une résolution des associés qui fixe la durée de leur mandat. Les gérants ne doivent pas obligatoirement être associés.

7.2 Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance

Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le « Conseil » comme défini ci-dessus).

8.1 Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi Luxembourgeoise, la DGCL, ou les Statuts à/aux associé(s) sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un (1) ou plusieurs agents pour des tâches spécifiques.

(iii) Le Conseil peut ponctuellement subdéléguer ses pouvoirs pour des tâches spécifiques à un (1) ou plusieurs agents ad hoc, le(s)quel(s) peut (peuvent) ne pas être associé(s) ou gérant(s) de la Société. Le Conseil détermine les responsabilités et la rémunération (s’il y a lieu) de cet/ces agent(s), la durée de son/leur mandat ainsi que toutes autres conditions de son/leur mandat.

(iv) Le Conseil est autorisé à déléguer la gestion journalière des affaires de la Société ainsi que le pouvoir de représenter la Société, à un (1) ou plusieurs gérants ou autres agents, qu’il(s) soit/soient associé(s), gérants ou non, agissant individuellement ou conjointement. La durée de la délégation et les pouvoirs du/des délégué(s) à la gestion journalière sont fixés par le Conseil. Le(s) délégué(s) à la gestion journalière peut/peuvent être révoqué(s) par le Conseil à tout moment.

(v) Dans le cas d’une délégation à des agents, ceux-ci ont les titres et les responsabilités que le Conseil peut déterminer. Le(s) délégué(s) à la gestion journalière exercent leurs fonctions au gré du Conseil.

8.2 Procédure

(i) Le Conseil se réunit sur convocation d’un gérant au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii) Il est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) d’eures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixées dans un calendrier préalablement adopté par le Conseil.

(iv) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres est présente ou représentée. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés à cette réunion.

(v) Les résolutions de toute réunion du Conseil doivent être signées par tous les gérants présents ou par le président et le secrétaire dans le cas où le Conseil a élu un président et nommé un secrétaire. Les copies ou extraits de ces résolutions, qui peuvent être produites dans le cadre de procédures judiciaires ou autre, doivent être signées par le président et le secrétaire ou par deux gérants ou le gérant unique, le cas échéant.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant l’identification de toute personne participant à la réunion. Ces moyens doivent satisfaire à des caractéristiques techniques garantissant une participation effective à la réunion du Conseil et que toutes personnes participant puissent s’entendre les unes les autres de manière continue. La réunion du Conseil tenue par ces moyens est réputée se tenir au siège social de la Société. La réunion du Conseil sera datée à la date de sa tenue. Les résolutions seront également valables au jour de la réunion.

(vii) Des résolutions circulaires signées par tous les gérants (les « Résolutions Circulaires des Gérants ») sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature. Les résolutions adoptées selon cette procédure sont réputées avoir été prises au siège de la Société.

(viii) Un gérant ayant directement ou indirectement un intérêt opposé à celui de la Société à l’occasion d’une décision ou d’une opération relevant de la compétence du Conseil, à l’exception des opérations courantes conclues dans des conditions normales, doit en informer le Conseil et demander que cette déclaration soit mentionnée dans le procès- verbal de la réunion. Le gérant concerné ne peut prendre part à ces délibérations. Un rapport spécial sur la/les transaction(s) concerné(es) est soumis aux associés avant tout vote, lors de la prochaine assemblée générale des associés.

8.3 Lorsque, en raison d’un conflit d’intérêts, le nombre de gérants requis pour délibérer valablement n’est pas atteint, le Conseil peut décider de soumettre la décision sur ce point spécifique à l’assemblée générale des associés.

8.4 La Société sera engagée, en tout circonstance, vis-à-vis des tiers par les signatures conjointes des Gérants ou par la signature de toute personne à qui des pouvoirs spéciaux ont été délégués par le Conseil.

Art. 9. Gérant unique

9.1 Si la Société est gérée par Conseil consistant en un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2 La Société est gérée par Conseil consistant en un gérant unique, la Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3 La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

9.4. Conformément à l’article 441-7 de la Loi Luxembourgesoise, lorsque le gérant unique a un intérêt opposé à celui de la Société, il doit en être fait mention dans le procès-verbal des opérations intervenues entre la Société et le gérant unique ayant un intérêt opposé à celui de la Société, sauf en ce qui concerne les opérations courantes conclues dans des conditions normales.

Art. 10. Responsabilité des gérants et des délégués à la gestion journalière

10.1 Les gérants ne contractent, en raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi Luxembourgeoise, et de la DGCL.

10.2 Aucun Gérant ou délégué à la gestion journalière de la Société ne peut être tenu responsable envers la Société ou ses membres pour des dommages pécuniaires en cas de manquement à une obligation fiduciaire en tant que dirigeant ou agent, sauf dans la mesure où une telle exonération de responsabilité ou une telle limitation n’est pas autorisée par les lois applicables actuellement en vigueur ou telles qu’elles peuvent être modifiées ultérieurement. Aucune modification ou abrogation de cette disposition ne s’appliquera ou n’aura d’effet sur la responsabilité ou la responsabilité présumée d’un Gérant ou délégué à la gestion journalière de la Société pour ou en ce qui concerne les actes ou omissions d’un des Gérant ou délégué à la gestion journalière survenus avant cette modification ou abrogation.

IV. Associé(s)

Art. 11. Assemblées Générales des associés et Consentement Unanime des Associés

11.1 Pouvoirs et droits de vote

(i) A moins que les gérants ne soient élus par résolutions des associés adoptées par voie de résolutions circulaires unanimes (les « Consentement Unanime des Associés »), à la place d’une assemblée générale des associés (l’ « Assemblée Générale »), une assemblée générale annuelle est organisée pour l’élection des gérants. Toute autre question concernant la Société peut être traitée lors de l’Assemblée Générale. Des réunions spéciales des membres (« Assemblée Extraordinaire ») peuvent être convoquées par le Conseil.

(ii) Dans le cas où les résolutions sont adoptées par Consentement Unanime des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Si elles sont adoptées, le Consentement Unanime des Associés est valable et engage la Société comme si elles avaient été adoptées lors d’une Assemblée Générale ou d’une Assemblée Extraordinaire valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2 Convocations, quorum, majorité et procédure de vote

(i) Les membres sont convoqués à une Assemblée Extraordinaire à l’initiative du Conseil conformément à l’article 8.

(ii) La convocation écrite à une Assemblée Extraordinaire est adressée à tous les membres au moins dix (10) jours civils et au plus soixante (60) jours civils avant la date de l’assemblée.’’

(iii) Les Assemblées Extraordinaire seront tenues aux lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Extraordinaire peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) A condition qu’au moins un (1) associé ou son mandataire soit physiquement présent au siège social de la Société, tout associé peut participer à une Assemblée Générale ou Assemblée Extraordinaire par conférence téléphonique ou vidéo ou par tout autre moyen de communication permettant à toutes les personnes participant à la réunion d’être identifiées. Ces moyens de communication doivent satisfaire à des caractéristiques techniques, qui permettent une participation effective à cette Assemblée Générale ou Assemblée Extraordinaire et à tous les participants de s’entendre les uns les autres de façon continue. Toute personne participant à la réunion en utilisant ces moyens de communication est réputée être présente pour le calcul des quorums et vote. Aux fins du présent article 11.2 (vi), l’Assemblée Générale ou Assemblée Extraordinaire est réputée se tenir au siège social de la Société.

(vii) À chaque Assemblée Générale ou Assemblée Extraordinaire, une liste de présence doit être établie avec indication du prénom, nom et adresse des associés qui étaient présents ou représentés à l’Assemblée Générale ou Assemblée Extraordinaire. Cette liste de présence est conservée avec les procès-verbaux des assemblées.

(viii) Les décisions à adopter par l’Assemblée Générale ou Assemblée Extraordinaire par consentement écrit (« Consentement des membres en lieu et place d’une assemblée extraordinaire ») doivent être signées par tous les membres et remises à un Gérant ou délégué à la gestion journalière de la Société ayant la garde du livre dans lequel sont consignées les délibérations des assemblées des membres, en mains propres ou par courrier certifié ou recommandé, avec accusé de réception. Toute disposition des statuts peut être modifiée dans la mesure où la loi applicable le permet.’

(ix) Toute augmentation de l’engagement d’un associé dans la Société exige le Consentement Unanime des Associés.

Art. 12. Associé unique

12.1 Si le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la loi aux associés.

12.2 Toute référence dans les Statuts aux associés et à l’Assemblée Générale, Assemblée Extraordinaire, au Consentement Unanime des Associés ou au Consentement des membres en lieu et place d’une assemblée extraordinaire doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3 Les résolutions de l’associé unique sont consignées dans des procès- verbaux ou rédigées par écrit.

V. Comptes annuels – Affectation des bénéfices – Contrôle

Art. 13. Exercice social et Approbation des comptes annuels

13.1 L’exercice social commence le lundi suivant le dernier dimanche chaque année et se termine le dernier dimanche de l’année suivante.

13.2 Chaque année, le Conseil est chargé de la préparation du bilan et du compte de profits et pertes, ainsi que d’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3 Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4 Les comptes annuels sont approuvés par l’Assemblée Générale annuelle ou par Consentement Unanime des Associés dans les six (6) mois de la clôture de l’exercice social.

13.5 Lorsque le nombre d’associés de la Société excède soixante (60) associés, l’Assemblée Générale annuelle doit se tenir chaque année le troisième mardi du mois de juin à 15h00 heures au siège social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg ou dans l’Etat du Delaware, U.S.A. (un « Jour Ouvrable »), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14. [omis intentionnellement].

Art. 15. Affectation des bénéfices

15.1 Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi Luxembourgeoise. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2 Le Conseil décide de l’affectation du solde des bénéfices nets annuels. Ils peut allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter.

15.3 Le Conseil est autorisé à distribuer des dividendes intérimaires, à tout moment, sous réserve du respect des conditions fixées par la loi applicable.

15.4 Les dividendes et les dividendes intérimaires sont répartis entre les associés en proportion de leur participation respective dans le capital social de la Société.

VI. Dissolution - Liquidation

Art. 16.

16.1 La Société peut être dissoute à tout moment sous réserve du respect des conditions suivantes fixées par les lois applicables.

VII. Dispositions générales

Art. 17.

17.1 Les convocations et communications, respectivement les renonciations à celles- ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que le Consentement Unanime des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2 Les procurations sont données par tout moyen mentionné ci-dessus.

17.3 Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou du Consentement Unanime des Associés, selon le cas, sont apposées sur un (1) original ou sur plusieurs copies du même document, qui ensemble, constituent un (1) seul et unique document.

17.4 Pour tous les points non expressément prévus par les Statuts, il est fait référence aux lois applicables et, sous réserve des dispositions légales d’ordre public de la DGCL, à tout accord conclu de temps à autre entre les associés.

POUR STATUTS COORDONNES,

délivrés à la demande de la Société.

Luxembourg, le 30 janvier 2024.